Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report [Form 40-F] of CGI Group Inc. [the “Company”] of our report dated November 7, 2017 with respect to the consolidated financial statements of the Company as of and for the years ended September 30, 2017 and 2016 included herein and our report dated November 7, 2017 with respect to the effectiveness of internal control over financial reporting as of September 30, 2017.

We also consent to the incorporation by reference in the Registration Statements [Form S-8 Nos. 333-197742, 333-112021, 333-13350, 333-66044, 333-74932, 333-146175, 333-177013 and 333-220741] pertaining to the Company’s stock option plans and to the Company’s performance share unit plan of our reports dated November 7, 2017 with respect to the consolidated financial statements of the Company as of and for the years ended September 30, 2017 and 2016 included herein and the effectiveness of internal control over financial reporting as of September 30, 2017.

Montréal, Canada

December 21, 2017

1. CPA Auditor, CA, public accounting permit no. A113209